                                                        Exhibit  3.2

AMENDED AND RESTATED BY-LAWS

OF

BLYTH, INC.

ARTICLE I

Offices

Section 1. Registered Office.  The registered offices of BLYTH INC. (the “Corporation”), in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

Section 2. Other Offices.  The Corporation may also have an office or offices at any other place or places within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders; Stockholders’

Consent in Lieu of Meeting

Section 1. Annual Meetings.  The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting in accordance with the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation of the Corporation”) and these Amended and Restated By-Laws (the “Restated By-Laws”), shall be held at such place, date and hour as shall be fixed by the Board of Directors (the “Board”) and designated in the notice or waiver of notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “Delaware Statute”) to be taken at a stockholders’ annual meeting are taken by written consent in lieu of meeting pursuant to Section 11 of this Article II.  The annual meeting of stockholders of the Corporation shall not be called or held otherwise than as provided in the Certificate of Incorporation of the Corporation and in these Restated By-Laws.

Section 2. Special Meetings.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman, the Chief Executive Officer, the President or the record holders of at least 35% of the voting power of the issued and outstanding capital stock of the Corporation, to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.  Special meetings of stockholders of the Corporation shall not be called or held otherwise than as provided in the Certificate of Incorporation of the Corporation and in these Restated By-Laws.

Section 3. Notice of Meetings.  Except as otherwise required by statute, the Certificate of Incorporation of the Corporation or these Restated By-Laws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to him, her or it personally, or by mailing a copy of such notice, postage prepaid, directly to him, her or it at his, hers or its address as it appears in the records of the Corporation, or by transmitting such notice thereof to him, her or it at such address by telegraph, cable, telecopy, electronic mail or other electronic transmission.  If mailed, the notice shall be given when deposited in the United States mail, postage prepaid, if telegraphed, the notice shall be deemed to have been given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched, if telecopied, the notice shall be deemed to have been given upon transmission, if sent by electronic mail, the notice shall be deemed to have been given when directed to an electronic mail address at which the stockholder has consented to receive notice; and in each case shall be directed to each stockholder at his, her or its address as it appears on the books of the Corporation.  Every such notice shall state the place, the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, except for express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting.  Except as otherwise provided in these Restated By-Laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such notice or waiver of notice.  Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

Section 4. Quorum.

(a) At each meeting of the stockholders, except where otherwise provided by statute, the Certificate of Incorporation of the Corporation or these Restated By-Laws, the holders of a majority of the voting power of the outstanding stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business brought before the meeting in accordance with the Certificate of Incorporation of the Corporation and these Restated By-Laws and, a quorum being present, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders;  provided,  however, except as otherwise provided in Section 5 of ARTICLE III (relating to vacancies), each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected at such meeting (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast.  For purposes of this Section 4, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election).

(b) If a nominee for director who is an incumbent director does not receive the vote required by Article II, Section 4(a) of these bylaws at any meeting at which he or she has been nominated for election and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee (or such other committee designated by the Board pursuant to these Restated By-laws) shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director's resignation is accepted by the Board pursuant to this Section 4(b), or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 5 of Article III of these Restated By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 3 of Article III of these Restated By-laws.

              (c) The stockholders present at any duly organized meeting of stockholders may continue to do business until adjournment, notwithstanding the withdrawal of such number of stockholders as would leave less than a quorum remaining.  In the absence of a quorum, a majority in interest of the stockholders present in person or presented by proxy and entitled to vote, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented.  Any meeting of stockholders of the Corporation may be adjourned from time to time, without notice other than by announcement at the meeting by the chairman of the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called;  provided,  however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 5. Organization.

(a) Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(i) the Chairman;

(ii) the Chief Executive Officer;

(iii) the President; or

(iv) any director, officer or stockholder of the Corporation designated by the Chairman, or if such officer has not done so, then by the Chief Executive Officer, or if such officer has not done so, then by the President, or if such officer has not done so, by a resolution adopted by the Board.

(b) The Secretary or, if he shall be presiding over such meeting in accordance with the provisions of this Section 5 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

Section 6. Order of Business.  The chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of any meeting of stockholders of the Corporation and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by applicable law.

Section 7. Conduct of Business at Meetings.  Except as otherwise provided by applicable law, at any annual or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, in order to be properly brought before the meeting, such business must have either been:  (A) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board; (B) brought before the meeting at the direction of the Chairman, the Chief Executive Officer, the President or the Board; or (C) specified in a written notice given by or on behalf of a stockholder of record on the record data for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the requirements provided in Section 8 of Article V of the Certificate of Incorporation of the Corporation.

Section 8. Voting.  Subject to the provisions of any applicable law and except as otherwise provided in the Certificate of Incorporation of the Corporation or in the resolution or resolutions adopted by the Corporation or in the resolution or resolutions adopted by a majority of the Board then in office providing for the issue of any series of Preferred Stock pursuant to the Certificate of Incorporation of the Corporation, all voting rights shall be vested solely in the Corporation’s Common Stock, par value $.02 per share (the “Common Stock”).  The holders of shares of Common Stock shall be entitled to vote upon the election of directors and upon any other matter submitted to the stockholders for a vote.  Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote in person or by proxy for each share of Common Stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to Section 8 of Article VI as the record date for the determination of stockholders entitled to vote at such meeting.  A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever.  Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held.  A person whose stock is pledged shall be entitled to vote, unless, in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledge to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon.  If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary shall be given written notice to the contrary and furnished a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(a) if only one votes, his act binds all;

(b) if more than one votes, the act of the majority so voting binds all; and

(c) if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 8 shall be a majority or even-split in interest. The Corporation shall not vote directly or indirectly any share of its own capital stock. Any vote of stock may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. Unless demanded by a stockholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 9. Inspection.  The chairman of the meeting may at any time appoint one or more inspectors to serve at any meeting of the stockholders.  Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time.  Such inspector or inspectors shall open and close the polls, receive and take in charge proxies, decide upon the qualifications of voters, accept, reject and count votes, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively.  Inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other mater in which he may be directly interested.  Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

Section 10. List of Stockholders.  It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 11. Stockholders’ Consent in Lieu of Meeting.  Any action required by the Delaware Statute to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, by a consent in writing, as permitted by the Delaware Statute.

ARTICLE III

Board of Directors

Section 1. General Powers.  The business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.

Section 2. Qualification of Directors.  Each Director shall be at least 18 years of age.  Directors need not be stockholders of the Corporation.

Section 3. Number of Directors.  The Board shall consist of not less than three individuals, the exact number to be fixed from time to time by the Board pursuant to a resolution adopted by a majority of directors then in office.

Section 4. Election and Term of Office.  The directors, other than those who may be elected by the holders of any Preferred Stock, shall, commencing with the annual meeting of stockholders scheduled to be held in calendar year 2011 (the “2011 Annual Meeting”), be elected at each annual meeting of stockholders for a term expiring at the next annual meeting of stockholders following their election and shall remain in office until their successors shall have been elected and qualified or until their earlier death, resignation, retirement, disqualification or removal. The term of office of each director serving on the Board of Directors immediately prior to the election of directors at the 2011 Annual Meeting (other than any directors elected by holders of Preferred Stock) shall expire at the 2011 Annual Meeting, notwithstanding that any such director may have been elected for a term that extended beyond the date of the 2011 Annual Meeting, but such director may remain in office beyond the expiration of such term expiring at the 2011 Annual Meeting until a successor is elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal.  Any director elected to fill a vacancy resulting from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director or other cause shall hold office for a term expiring at the next annual meeting of stockholders following his or her appointment to the Board of Directors or until such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5. Vacancies.  Subject to the rights of holders of shares of any series of Preferred Stock, any vacancy in the Board caused by death, resignation, removal, retirement,disqualification or any other cause (including an increase in the number of directors) may be filled solely by resolution adopted by a majority of the Board then in office, whether or not such majority constitutes less than a quorum, or by a sole remaining director;  provided that, any vacancy created by a removal of a director of the Corporation pursuant to Section 6 of Article V of the Certificate of Incorporation of the Corporation may be filled by action of the stockholders taken at the same meeting at which the vacancy was created; such action to be upon the affirmative vote of the holders of not less than a majority of the voting power of the outstanding capital stock of the Corporation entitled to vote in the election of directors, voting as a single class.

Section 6. Resignation of Directors.  Any director may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, and if no time be specified, shall take effect at the time of its receipt by the Chairman, the Chief Executive Officer, the President or the Secretary of the Corporation.  The acceptance of a resignation shall not be necessary to make it effective.

Section 7. Removal of Directors.  Subject to the rights of holders of any series of Preferred Stock to elect directors or to remove directors so elected, a duly elected director of the Corporation may be removed from such position with or without cause; any such removal may be effected only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock of the Corporation entitled to vote in the election of directors, voting as a single class.

Section 8. Meetings.

(a)  Annual Meetings.  As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 9 of this Article III.

(b) Special Meetings.  Special meetings of the Board may be called by the Chairman, the Chief Executive Officer or the President and shall be called at the request of any two directors, and any such meeting shall be held at such time and at such place as shall be specified in the notice of meeting.

(c) Notice of Meetings.  Subject to the provisions of paragraph (a) of this Section 8, notice shall be given to each director of each meeting, including the time, place and purpose of such meeting.  Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the date on which such meeting is to be held, or shall be sent to him or her at such place by telecopy, telegraph, cable, wireless, electronic mail or other form of electronic transmission, or be delivered personally or by telephone not later than 24 hours before the meeting, but notice need not be given to any director who shall attend such meeting, except if such director shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened.  If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, if telegraphed, the notice shall be deemed to have been given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched, if telecopied, the notice shall be deemed to have been given upon transmission, if sent by electronic mail, the notice shall be deemed to have been given when sent.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(d) Place of Meetings.  The Board may hold its meetings at such place or places within or outside the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(e) Quorum and Manner of Acting.  Except as otherwise required by applicable law or by the Certificate of Incorporation of the Corporation or by these Restated By-Laws, a majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum of the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board.

(f) Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(i) the Chairman;

(ii) the Chief Executive Officer (if a director);

(iii) the President (if a director); or

(iv) any director designated by a majority of the directors present.

The Secretary or, in the case of his absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

(g) Order of Business.  Unless otherwise determined by the Board, the order of business and rules of order at any meeting of the Board shall be determined by the chairman of the meeting.

(h) Adjournment.  Any meeting of the Board may be adjourned from time to time by a majority of the directors present, whether or not they shall constitute a quorum, and no notice shall be required of any adjourned meeting beyond the announcement of such adjournment at the meeting.

Section 9. Directors’ Consent in Lieu of Meeting.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office or members of such committee, as the case may be, and such consent is filed with the minutes of the proceedings of the Board or such committee, as the case may be.

Section 10. Action by Means of Conference Telephone or Similar Communications Equipment.  Members of the Board or any committee thereof may participate in a meeting of the Board or such committee, as the case may be, by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 11. Committees.  The Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more directors of the Corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board.  A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.  Any member of a committee appointed pursuant to this Section 11 shall serve at the pleasure of the Board, which shall have the power at any time by the vote of a majority of the Board then in office to remove any member, with or without cause, and to fill vacancies in the membership of a committee.  No committee appointed pursuant to this Section 11 shall have the power to fill any vacancy in the membership of such committee.  Any committee appointed pursuant to this Section 11 shall exist at the pleasure of the Board, which shall have the power at any time by the vote of a majority of the Board to change the powers and duties of any such committee or to dissolve it.

Section 12. Compensation.  Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such compensation as the Board shall from time to time determine, which may include reimbursement for reasonable expenses incurred by him or her in attending meetings of the Board.  Each director who shall serve as a member of any committee of the Board, in consideration of his or her serving as such, shall be entitled to such additional compensation as the Board shall from time to time determine, which may include reimbursement for reasonable expenses incurred by him or her in attending meetings of such committee.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 1. Executive Officers.  The principal officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Secretary, and a Treasurer, and may include such other officers as the Board may appoint pursuant to Section 3 of this Article IV.  To the extent permitted by law, any two or more offices may be held by the same person.

Section 2. Authority and Duties.  All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Restated By-Laws or, to the extent so provided, by the Board.

Section 3. Other Officers.  The Corporation may have such other officers, agents and employees as the Board may deem necessary, including one or more Assistant Secretaries, one or more Assistant Treasurers and one or more Vice Presidents, each of whom shall hold office for such period, have such authority, and perform such duties as the Board, the Chairman, the Chief Executive Officer or the President may from time to time determine.  The Board may delegate to any principal officer the power to appoint and define the authority and duties of, or remove, any such officers, agents or employees.

Section 4. Term of Office, Resignation and Removal.

(a) All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board or the appointing officer, as the case may be.  Each officer shall hold office until his successor has been elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided.  The Board may require any officer to give security for the faithful performance of his duties.

(b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, the President or the Secretary.  Such resignation shall take effect at the time specified therein or, if the time by not specified, at the time it is accepted by action of the Board.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

(c) All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board of the Corporation with or without cause.

Section 5. Vacancies.  If the office of Chairman, Chief Executive Officer, President, Secretary or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy.  Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired, unless reelected or reappointed by the Board.

Section 6. The Chairman.  The Chairman shall give counsel and advice to the Board and the officers of the Corporation on all subjects concerning the welfare of the Corporation and the conduct of its business and shall perform such other duties as the Board may from time to time determine or are or may at any time be authorized or required by law.  The Chairman shall be Chairman of the Board.  Unless otherwise determined by the Board, such officer shall preside at all meetings of stockholders of the Corporation and the Board at which such officer is present.

Section 7. Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board, shall have general charge and control of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.  Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of Chief Executive Officer or are delegated to such officer from time to time by the Board or are or may at any time be authorized or required by law.

Section 8. The President.  The President shall be the chief operating officer of the Corporation and, subject to the control of the Board, shall have general charge of the management of the business and affairs of the Corporation.  Such officer shall perform all other duties and enjoy all other powers which are commonly incident to the office of President or which are delegated to such officer by the Board.

Section 9. The Secretary.  The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose.  Such officer may give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman, the Chief Executive Officer or the President, under whose supervisions such officer shall act.  Such officer shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer.  Such officer shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman, the Chief Executive Officer or the President.

Section 10. The Treasurer.  The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, shall render to the Chairman, Chief Executive Officer, President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation and shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board, the Chairman, the Chief Executive Officer or the President.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1. Execution of Documents.  The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; unless so designated or expressly authorized by these Restated By-Laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or amount.

Section 2. Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.

Section 3. Proxies with Respect to Stock or Other Securities of Other Corporations.  The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities.  Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.

ARTICLE VI

Shares and Their Transfer; Fixing Record Date

Section 1. Certificates for Shares.  Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall be in such form as shall be prescribed by the Board.  Certificates shall be numbered and issued in consecutive order and shall be signed by, or in the name of, the Corporation by the Chairman, the President or any Vice President, and by the Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed).  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, officers, transfer agent or registrar who shall have signed, or whose facsimile signature shall have been placed upon, any such certificate or certificates shall cease to be such officer, officers, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed, or whose facsimile signature shall have been placed upon, such certificate had not ceased to be such officer, officers, transfer agent or registrar of the Corporation.

Section 2. Record.  A record in one or more counterparts shall be kept of the name and address of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.  Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes regarding the Corporation.

Section 3. Transfer and Registration of Stock.

(a) The Transfer of stock and certificates which represent the stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

(b) Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 4. Addresses of Stockholders.  Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him or her, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him or her by mail directed to him or her at his post-office address, if any, as the same appears on the share record books of the Corporation or at his or her last known post-office address.

Section 5. Lost, Stolen or Destroyed Certificates.  The Secretary (or an Assistant Secretary, if appointed), Treasurer (or an Assistant Treasurer, if appointed), chief financial officer or other duly authorized officer may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen or destroyed.  In such officer’s discretion, and as a condition precedent to the issuance of any such new certificate or certificates, such officer may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, give the Corporation and its transfer agent or agents, registrar or registrars a bond in such form and amount as such officer may direct as indemnity against any claim that may be made against the Corporation and its transfer agent or agents, registrar or registrars, and that the owner requesting such new certificate or certificates obtain a final order or decree of a court of competent jurisdiction as such owner’s right to receive such new certificate or certificates.

Section 6. Transfer Agents and Registrars.  The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the Board may, from time to time, define.  No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent, or until registered by the registrar, if the Corporation shall have a registrar.  The duties of transfer agent and registrar may be combined.

Section 7. Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Restated By-Laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

Section 8. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 nor less than 10 days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;  provided,  however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the Delaware Statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board and prior action by the Board is required by the Delaware Statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VII

Seal

The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of incorporation of the Corporation and the words and figures “Corporate Seal - - Delaware.”

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall end on the 31st day of December in each year unless otherwise determined by the Board.

ARTICLE IX

Indemnification and Insurance

Section 1. Indemnification.

(a) As provided in the Certificate of Incorporation of the Corporation, to the fullest extent permitted by the Delaware Stature as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for breach of fiduciary duty as a director.

(b) Without limitation of any right conferred by paragraph (a) of this Section 1, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Statute, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, testators, intestates, executors and administrators;  provided,  however, that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful;  provided further,  however, that no indemnification shall be made in the case of an action, suit or proceeding by or in the right of the Corporation in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director, officer, employee or agent is liable to the Corporation, unless a court having jurisdiction shall determine that, despite such adjudication, such person is fairly and reasonably entitled to indemnification;  provided further,  however, that, except as provided in Section 1(c) of this Article IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) initiated by such indemnitee was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”);  provided further,  however, that, if the Delaware Statute requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

(c) If a claim under Section (b) of this Article IX is not paid in full by the Corporation with 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware Statute.  In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware Statute.  Neither the failure of the Corporation (including the Board, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Statute, nor an actual determination by the Corporation (including the Board, independent legal counsel, or the stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee to, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to the indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

(d) The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

Section 2. Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Statute.

ARTICLE X

Amendment

These Restated By-Laws of the Corporation shall be subject to alteration, amendment or repeal, in whole or in part, and new Restated By-Laws not inconsistent with the Delaware Statute or any provision of the Certificate of Incorporation of the Corporation may be made, by the affirmative vote of: (i) stockholders holding not less than 66-2/3% of the voting power of the Corporation then entitled to vote on such issue; or (ii) the affirmative vote of not less than a majority of the Board of the Corporation then in office.

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